Exhibit 99.1

8-28-2019

FOR IMMEDIATE RELEASE

SAIC NAMES MICHELLE A. O’HARA AS CHIEF HUMAN RESOURCES OFFICER

Reston, Va. (August 28, 2019) – Science Applications International Corp. (NYSE: SAIC) today announced its board of directors has appointed Michelle A. O’Hara as the company’s chief human resources officer effective October 1, 2019. O’Hara brings more than 20 years of HR leadership experience, and succeeds Karen Wheeler, who is retiring from SAIC. As a member of SAIC’s executive leadership team, O’Hara will report directly to CEO Nazzic Keene.

O’Hara, currently the human resources senior vice president, is a HR leader with a proven track record of developing strong teams and delivering business results. In her ten years at SAIC, she has successfully led major functions within the HR organization, including talent strategy, recruiting, benefits, learning and development, inclusion and diversity, payroll, and executive compensation.

“Michelle is an impressive strategic leader for the HR team that is critical in our ability to recruit, retain and develop the best talent in our industry,” said SAIC CEO Nazzic Keene. “I want to personally thank Karen for her leadership during the past two years of significant change for the company. Her work with the HR team was pivotal to ensuring the team is well positioned for the future.”

Wheeler, a 24-year veteran of SAIC and the company’s CHRO since 2017, has announced her retirement from the company. She will remain with SAIC until December 1 to ensure a smooth transition as the company completes the integration of Engility and continues to strengthen its position as the employer of choice in a very competitive job market.

“We are excited to have Michelle in this key leadership role for the company,” said Donna Morea, SAIC’s chairperson of the board. “She has the complete confidence of the SAIC Board, Nazzic and the leadership team. We look forward to working with her to ensure the continued growth and market leadership of SAIC, fueled by top talent.”

O’Hara received her Bachelor of Science degree from The College of William and Mary, and completed the Executive Education – Leadership program from Yale School of Management. She also holds a Strategic HR Business Partner Certification from the Human Capital Institute.

About SAIC

SAIC® is a premier technology integrator solving our nation’s most complex modernization and readiness challenges. Our robust portfolio of offerings across the defense, space, civilian, and intelligence markets includes high-end solutions in engineering, IT, and mission solutions. Using our expertise and understanding of existing and emerging technologies, we integrate the best components from our own portfolio and our partner ecosystem to deliver innovative, effective, and efficient solutions.

8-28-2019

We are 23,000 strong; driven by mission, united by purpose, and inspired by opportunities. Headquartered in Reston, Virginia, SAIC has pro forma annual revenues of approximately $6.5 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Forward-Looking Statements

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, as well as statements about future dividends, share repurchases and other capital deployment plans. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

SAIC Media Contact:

Lauren Presti

703-676-8982

lauren.a.presti@saic.com